                                    EXHIBIT A

CERTIFICATE

NiSource's Quarterly Report on Form U-9C-3 filed pursuant to Rule 58 for the quarter ended September 30, 2003 was filed with each state commission having jurisdiction over the retail rates of the public utility companies that are associate companies of any of the reporting companies.

The names and addresses of each such state utility commission is:

     Public Service Commission of Maryland
     6 St. Paul Centre
     Baltimore, MD 21202

     Public Utilities Commission of Ohio
     180 East Broad Street
     Columbus, OH 43215

     Pennsylvania Public Utility Commission
     901 North 7th Street Rear
     Harrisburg, PA 17105-3265

     Virginia State Corporation Commission
     1300 East Main Street
     Richmond, VA 23219

     Indiana Utility Regulatory Commission
     302 West Washington Street, Room E 306
     Indianapolis, IN  46204

     Maine Public Utilities Commission
     242 State Street
     Augusta, ME  04333

     Massachusetts Department of Telecommunications & Energy
     One South Station
     Boston, MA  02110

     New Hampshire Public Utilities Commission
     8 Old Suncook Road
     Concord, NH  03301

                                       8